Exhibit 23.1.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-215833-01 (including Post-Effective Amendment No. 1 thereto) on Form S-3 of our report dated February 28, 2019, relating to the consolidated financial statements of CenterPoint Energy Houston Electric, LLC and subsidiaries appearing in this Annual Report on Form 10-K of CenterPoint Energy Houston Electric, LLC for the year ended December 31, 2018.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 28, 2019